                                                                      EXHIBIT 12




                                 MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                 MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                   COMPUTATION OF RATIOS OF EARNINGS TO
                       COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                           (DOLLARS IN MILLIONS)

                                          FOR THE PERIOD MARCH 29, 1997 TO JUNE 27, 1997
                                       -----------------------------------------------------
                                       MERRILL LYNCH PREFERRED       MERRILL LYNCH PREFERRED
                                           CAPITAL TRUST II               FUNDING II, L.P.
                                       ------------------------      ------------------------
Earnings                                      $6,185,568                      $7,254,755
                                              ==========                      ==========



Fixed charges                                 $       -                       $        -

Preferred securities distribution
  requirements                                 6,000,000                       6,185,568
                                              ----------                      ----------

Total combined fixed charges and
  preferred securities distributions          $6,000,000                      $6,185,568
                                              ==========                      ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                          1.03                            1.17





                                         FOR THE PERIOD FEBRUARY 6, 1997 TO JUNE 27, 1997
                                       -----------------------------------------------------
                                       MERRILL LYNCH PREFERRED       MERRILL LYNCH PREFERRED
                                           CAPITAL TRUST II               FUNDING II, L.P.
                                       -------------------------     ------------------------

Earnings                                      $9,986,909                      $11,602,293
                                              ==========                      ===========



Fixed charges                                 $       -                       $        -

Preferred securities distribution
  requirements                                 9,600,000                       9,896,909
                                              ----------                      ----------

Total combined fixed charges and
  preferred securities distributions          $9,600,000                      $9,896,909
                                              ==========                      ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                          1.04                            1.17
